BYLAWS

                                       OF

                               DELTA APPAREL, INC.




                                DECEMBER 10, 1999

                                     BYLAWS
                                       OF
                               DELTA APPAREL, INC.
                               -------------------


                                   ARTICLE ONE
                                     OFFICES
                                     -------


     1.1     Registered  Office  and  Agent.  The Corporation shall at all times
             ------------------------------
maintain a registered office in the State of Georgia and a registered agent at such address.

     1.2     Other  Offices.  The  Corporation  may  from time to time have such
             --------------
other offices within or outside the State of Georgia, as the Board of Directors may determine or as is necessary or desirable to facilitate the business of the Corporation.

                                   ARTICLE TWO
                             SHAREHOLDERS' MEETINGS
                             ----------------------

     2.1     Annual  Meetings.  An  annual  meeting  of  shareholders  for  the
             ----------------
election of directors and for such other matters as may be properly brought before the shareholders meeting shall be held on such date and at such time and place (within or outside the State of Georgia) as shall be designated by the Board of Directors and as set forth in the notice thereof.

     2.2     Special  Meetings.  Special  meetings  of  the  shareholders may be
             -----------------
called at any time by the Chairman of the Board of Directors, the President, or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings, and special meetings may not be called by any other person or persons. Any special meeting of the shareholders shall be held on such date and at such time and place (within or outside the State of Georgia) as shall be set forth in the notice thereof.

     2.3     Notice  of  Meetings.  Unless waived as contemplated in Section 5.2
             --------------------
or by attendance at the meeting (either in person or by proxy) for any purpose other than to state at the beginning of the meeting an objection to the transaction of business at such meeting, a written notice of each shareholders' meeting stating the place, date and time of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof, either in person, by courier service or by mail, to each shareholder of record entitled to vote at such meeting. Notwithstanding anything else to the contrary in the Georgia Business Corporation Code (the "Code"), the notice of meeting (for both annual and special meetings) shall state the purpose or purposes for which the meeting is called and the specific business to be conducted at such meeting. When a meeting is adjourned to another time or place, unless after the adjournment the Board of Directors fixes a new record date for the adjourned meeting as may be required pursuant to Section 2.8, it shall not be necessary to give any notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

     2.4     Quorum.  At  any  meetings  of  the  shareholders, unless otherwise
             ------
provided by law or by the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), the presence, in person or by proxy, of the holders of at least two-thirds (2/3) of the shares outstanding and entitled to vote at such meeting shall constitute a quorum. A shareholder who makes a special appearance for purposes of objecting to lack of notice or defective notice or objecting to holding the meeting or transacting the business at the meeting shall not be counted for purposes of determining a quorum. If a quorum is not present to organize a meeting, the meeting may be adjourned pursuant to
Section 2.8. The shareholders present at a meeting at which a quorum is present may continue to transact business for the remainder of the meeting and at any adjournment of the meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned under circumstances where a new record date is or must be set pursuant to Section 2.8.

     2.5     Voting  of Shares.  Except as otherwise provided by the Articles of
             -----------------
Incorporation, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders of the Corporation. If a quorum is present, all elections of Directors shall be determined by plurality vote and, as to all other matters, action on a matter is approved if the votes cast in favor of the action exceed the votes cast against the action, unless and to the extent the Code, these Bylaws or the Articles of Incorporation requires a greater number of affirmative votes. There shall be no cumulative voting for Directors.

     2.6     Proxies.  A  shareholder  entitled  to vote pursuant to Section 2.5
             -------
may vote in person or by written proxy executed by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. A proxy, unless it is irrevocable by its terms and it is coupled with an interest, shall be revocable at will, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy revocation if the Secretary or other officer or agent authorized to tabulate the votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder or about the faithfulness or completeness of the reproductions when the original has not been examined. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with Sections 14-2-722(b) or 14-2-724 of the Code (or any successor provision) shall not be liable to the shareholder for the consequences of the acceptance or rejection.

     2.7     Presiding  Officer;  Secretary.  The  Chairman  of  the  Board  of
             -------------------------------
Directors, or in his absence the Vice Chairman of the Board of Directors, or in his absence an alternate chairman designated by a majority of the Directors present, shall preside at all shareholders' meetings. The Secretary, or in his absence, an Assistant Secretary, or, in the absence of the Secretary and


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
Assistant Secretary, a person whom the Chairman of such meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

     2.8     Adjournments.  Any  meeting  of  the shareholders, whether or not a
             ------------
quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned. It shall not be necessary to give any notice of the reconvened meeting, if the time and place of the reconvened meeting are announced at the meeting which was adjourned, except that if the meeting is adjourned to a date more than 120 days after the date of the original meeting, if additional business shall be scheduled to be transacted at the adjourned meeting, or if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each shareholder.

     2.9     Action  by  Shareholders  Without  a  Meeting.
             ---------------------------------------------

     (a) Any action which may be taken at a meeting of the shareholders may be taken without a meeting if one or more written approvals and consents, setting forth the action authorized, shall be signed and dated by all of the shareholders entitled to vote on such matter as determined in Section 2.9(b).

     (b) Unless otherwise fixed under Sections 14-2-703 or 14-2-707 of the Code, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs the consent. No written consent shall be effective to take the action referred to therein unless evidence of written consent(s) signed by all shareholders entitled to vote thereon is delivered to the Corporation for inclusion in the minutes or filing with the corporate records within sixty (60) days after the date the first shareholder signed the consent. Unless the consent provides for a later effective date, a consent delivered to the Corporation shall be effective as of the date the last shareholder signed the consent.

     (c) A shareholder may revoke his written consent by delivering a writing to that effect to the Corporation that is received prior to receipt by the Corporation of unrevoked written consents from all shareholders entitled to vote thereon.

     2.10     List of Shareholders.  After fixing the record date for a meeting,
              --------------------
the Secretary or other officer of the Corporation having charge of the stock ledger shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting (showing the number and class and series, if any, of voting shares held by each), and such list shall be kept open at the time and place of the meeting and during the whole time of said meeting shall be open to the examination of any shareholder. If the requirements of this section have not been substantially complied with, the meeting shall, on the reasonable demand of any shareholder in person or by proxy, be adjourned until the requirements are met. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.


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
     2.11     Shareholders'  Agreements.  In  addition  to  those  shareholders'
              -------------------------
agreements authorized by Section 14-2-731 of the Code (or any successor provision), the holders of any outstanding capital stock of the Corporation may enter into an agreement or agreements among themselves (or with the Corporation) concerning the rights and privileges of the respective classes of stock (including, without limitation, voting rights) and the transferability of the capital stock of the Corporation. To the extent allowed by the Code, the provisions of the Articles of Incorporation and these Bylaws shall be interpreted in a manner consistent with any such shareholders' agreements.

     2.12     Inspectors.  At any time shares of the Corporation are listed on a
              ----------
national securities exchange or regularly traded in a market maintained by one or more members of a national or affiliated securities association, in advance of any meeting of shareholders, the Board of Directors may appoint inspectors, who need not be shareholders, to act at such meeting or any adjournment thereof. If inspectors be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be one or three as shall be determined by the Board of Directors, except that, if appointed at the meeting on the request of one or more shareholders or proxies, the holders of a majority of the shares of the Corporation present and entitled to vote shall determine whether one or three inspectors are to be appointed. No person who is a candidate for office shall act as an inspector.

          In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the officer or person acting as chairman.

          The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders.

          The inspectors shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

          On request of the chairman of the meeting, or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

     2.13     Notification  of  Nominations.  Nominations  for  the  election of
              -----------------------------
directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of the intent of such shareholder to make such nomination shall be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 120 days prior to the anniversary date of the immediately preceding annual shareholder meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting shall first be given to shareholders. Each such notice shall set forth:

          (a) the name and address of the shareholder who shall intend to make the nomination and of the person or persons to be nominated;

          (b) the class and number of shares held of record, held beneficially and represented by proxy by such shareholder as of the record date of the meeting (if such a date has been established) and as of the date of such notice, the name in which those shares are registered, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

          (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors;

          (e) the consent in writing of each nominee to serve as a director of the Corporation if so elected; and

          (f)     such  other  information  as Duck Head may reasonably request.

          The  officer or other person presiding over the meeting as provided in
Section 2.7 of these Bylaws may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


                                  ARTICLE THREE
                               BOARD OF DIRECTORS
                               ------------------

     3.1      General Powers.  The business and affairs of the Corporation shall
              --------------
be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the Code, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

     3.2     Number, Election and Term of Office.  The number of Directors shall
             -----------------------------------
be not less than two (2) or more than fifteen (15), the exact number to be set by resolution of the Board of Directors from time to time. Except as provided in Section 3.5, the Directors shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented at the annual meeting. Each Director (except in case of death, resignation, retirement, disqualification, or removal) shall serve for a term ending on the date of the annual meeting following the annual meeting at which the Director was elected or until his successor shall have been duly elected and qualified. No Director need be a shareholder.

     3.3     Increase  or Decrease in Number of Directors.   In the event of any
             --------------------------------------------
increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as Director until the expiration of his current term, or his prior death, retirement, removal or resignation. Notwithstanding any provisions to the contrary contained herein, each Director shall serve until a successor is elected and qualified or until his earlier death, resignation or removal.

     3.4     Removal;  Resignation.  Any  Director  may  be  removed from office
             ---------------------
(with or without cause) by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed Director's successor may be elected at the same meeting to serve the unexpired term.

     Any Director may resign at any time by written notice to the Board of Directors, the Chairman, the President or the Secretary. Such resignation shall take effect immediately upon receipt thereof or at any later time specified therein. Unless otherwise specified in any such notice, acceptance of such resignation shall not be necessary to make it effective.

     3.5     Vacancies.  A  vacancy  occurring  in the Board of Directors may be
             ---------
filled for the unexpired term and until the shareholders have elected a successor by an affirmative vote of a majority of the Directors remaining in office or by the sole remaining Director.

     3.6     Compensation.  Directors  may  receive  such compensation for their
             ------------
services as Directors as may from time to time be fixed by vote of the Board of Directors or the shareholders. A Director may also serve the Corporation in a capacity other than that of Director and receive compensation, as determined by the Board of Directors, for services rendered in that other capacity.

     3.7     Presiding Officer.  The Board of Directors shall appoint from among
             -----------------
its members a Chairman and a Vice Chairman of the Board. The Chairman shall preside at all meetings when present. The Vice Chairman shall perform the duties of the Chairman in the absence of the Chairman.


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
     3.8     Committees.  The  Board of Directors shall designate a Compensation
             ----------
Committee, an Audit Committee and any other committees it from time to time deems necessary or appropriate. Each such committee shall consist of at least two (2) Directors. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member, and have such powers as are provided in the resolution establishing such committee; provided, however, notwithstanding anything else contained herein to the contrary, no such committee shall have the power to: (a) approve or propose to the shareholders any action that is required by the Code, the Articles of Incorporation or these Bylaws to be approved by the shareholders; (b) fill vacancies on the Board of Directors or any of its committees; (c) amend the Articles of Incorporation or adopt, amend or repeal Bylaws; or (d) approve a plan of merger (whether or not shareholder approval is required therefor under the Code). Unless otherwise specifically permitted by the Board of Directors, the rules promulgated by these Bylaws with respect to meetings of Directors, notice, quorums, voting and other procedures at such meeting shall be applicable to meetings of any committee of the Board of Directors. Each committee shall keep regular minutes of its proceedings and all action by such committee shall be reported to the Board of Directors at its meeting next succeeding such action. Each committee shall fix its own rules of procedure, provided that such rules are consistent with these Bylaws, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed number of each committee shall constitute a quorum and in every case in which a quorum is present an affirmative vote by a majority of the members of the Committee present shall be the act of the committee.

     3.9     Fees and Compensation.  Directors may receive such compensation, if
             ---------------------
any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for such services.

                                  ARTICLE FOUR
                       MEETINGS OF THE BOARD OF DIRECTORS
                       ----------------------------------

     4.1     Regular Meetings.  Regular meetings of the Board of Directors shall
             ----------------
be held at such place and at such times as the Board shall from time to time determine and, if so determined, no notice thereof need be given.

     4.2     Special  Meetings.  Special  meetings of the Board of Directors may
             -----------------
be called by or at the request of the Chairman of the Board of Directors, the President, or at least two (2) Directors.


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
     4.3     Date,  Time  and  Place  of  Meetings.  A  meeting  of the Board of
             -------------------------------------
Directors shall be held on such date and at such time and place (within or outside the State of Georgia) as shall be determined in accordance with Section
4.1 and 4.2 and, in the case of a special meeting, the date, time and place of the meeting shall be set forth in the notice thereof.

     4.4     Notice  of Meetings.  Unless waived as contemplated in Section 5.2,
             -------------------
the Corporation shall give written notice to each Director of each special meeting of the Board of Directors stating the date, time and place of the meeting. Such notice shall be given at least forty-eight (48) hours in advance by courier service, in person or by electronic means or at least ten (10) days in advance by mail. Attendance by a Director at a meeting shall constitute waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business at the meeting.

     4.5     Quorum.  At  meetings of the Board of Directors, the presence of at
             ------
least one half (1/2) of the Directors then in office (but not less than two (2) Directors) shall be necessary to constitute a quorum for the transaction of business at such meeting.

     4.6     Vote  Required  for  Action.  Except  as  otherwise provided in the
             ---------------------------
Code, the Articles of Incorporation or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

     4.7     Action  by  Directors  Without  a  Meeting.  Any action required or
             ------------------------------------------
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all of the members of the Board of Directors and if such written consent is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and may be evidenced by one (1) or more written consents describing the action taken.

     4.8     Adjournments.  A  meeting of the Board of Directors (whether or not
             ------------
a quorum is present) may be adjourned by a majority of the Directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

     4.9     Telephone  Conference Calls.  Members of the Board of Directors may
             ---------------------------
participate in a meeting thereof by conference telephone or similar communications equipment by means of which all Directors participating in the meeting may simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section 4.9 shall constitute presence in person at such meeting.

                                  ARTICLE FIVE
                                NOTICE AND WAIVER
                                -----------------


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
     5.1     Procedure.  Whenever  the  Code,  the  Articles of Incorporation or
             ---------
these Bylaws requires notice to be given to any shareholder or Director, the notice shall be given as prescribed in Section 14-2-141 of the Code (or any successor provision) and Sections 2.3 or 4.4 hereof for any shareholder or Director, respectively.

     5.2     Waiver.  Whenever  any  notice  is  required  to  be  given  to any
             ------
shareholder or Director by the Code, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the Director or shareholder entitled to such notice or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto.

                                   ARTICLE SIX
                                    OFFICERS
                                    --------

     6.1     Number.  The  officers  of  the  Corporation  shall  consist of the
             ------
Chairman of the Board of Directors, Vice Chairman of the Board of Directors (if so designated by resolution of the Board of Directors), a President, one (1) or more Vice Presidents, a Secretary, one (1) or more Assistant Secretaries, a Treasurer, one (1) or more Assistant Treasurers, and such other officers as may be as designated by the Board of Directors from time to time, but the Corporation shall not be required to have at any time any officers other than a President, Secretary and Treasurer. Any two (2) or more offices may be held by the same person.

     6.2     Election  and  Term.  All officers shall be elected by the Board of
             -------------------
Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification. In addition, the Corporation may enter into employment agreements with any such officer.

     6.3     Compensation.  The  compensation of all officers of the Corporation
             ------------
shall  be  fixed  by  the  Board  of  Directors.

     6.4     Removal.  The Board of Directors may remove any officer at any time
             -------
with  or  without  cause.

     6.5     Chief  Executive  Officer.  The Board of Directors may designate an
             -------------------------
officer of the Corporation as its Chief Executive Officer. The Chief Executive Officer shall be subject to the direction and supervision of the Board of Directors and shall have general control and supervision over the policies of the Corporation.

     6.6     President.  The  President  shall  be  subject to the direction and
             ---------
supervision of the Board of Directors and (if the President is not also serving as the Chief Executive Officer) the Chief Executive Officer, have general control and supervision over the operations of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In particular he shall: (a) manage and administer the Corporation's business and affairs and perform all duties and exercise all powers usually pertaining to the office of President of a corporation; (b) appoint and fix the duties of any and all employees and agents of the Corporation who are not otherwise appointed by the Board of Directors (and he shall have the authority to remove or suspend any of such employees or agents not appointed by the Board of Directors); and (c) have the general power and authority to sign and exe-cute in the name of and on behalf of the Corporation, any and all agreements and other documents.

     6.7     Vice  President.  Each  Vice President shall have the power to sign
             ---------------
and execute, in the name of and on behalf of the Corporation, any and all agreements, instruments and other documents. In the absence of a resolution of the Board of Directors to the contrary, the several Vice Presidents, other than those whose authority may be expressly limited, shall act, in the order of their appointment, in the place of the President, exercising all of his powers and performing all of his duties, during his absence or disability. Each Vice President shall perform whatever additional duties and have whatever additional powers as may be assigned to him from time to time by the Board of Directors.

     6.8     Secretary.  The  Secretary  shall keep accurate records of the acts
             ---------
and proceedings of all meetings of shareholders, Directors and committees of Directors. He shall have authority to give on behalf of the Corporation all notices required by the Code, the Articles of Incorporation or these Bylaws. He shall maintain the books, records, contracts and other documents of the Corporation. The Secretary may affix the corporate seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature. The Secretary shall perform whatever additional duties and have whatever additional powers as may be assigned to him from time to time by the Board of Directors.

     6.9     Treasurer.  The  Treasurer  shall,  subject  to  the  direction and
             ---------
supervision of the Board of Directors, have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. The Treasurer shall keep full and true accounts of all receipts and disbursements and shall make such reports on the same to the Board of Directors and the President. The Treasurer shall perform whatever additional duties and have whatever additional powers as may be assigned to him from time to time by the Board of Directors.

     6.10     Assistant  Secretary  and  Assistant  Treasurer.  Any  Assistant
              -----------------------------------------------
Secretary and any Assistant Treasurer may, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices. Each Assistant Secretary and each Assistant Treasurer shall perform whatever additional duties and have whatever additional powers as may be assigned to him from time to time by the Board of Directors.

     6.11     Additional  Powers  and  Duties.  In  addition  to  the  foregoing
              -------------------------------
especially enumerated powers and duties, the several officers of the Corporation shall have such other powers and duties as the Board of Directors or any committee of the Board of Directors may from time to time prescribe.

                                  ARTICLE SEVEN
                                     SHARES
                                     ------

     7.1     Issuance  of  Shares.  The  Board  of  Directors  may  increase  or
             --------------------
decrease the number of issued and outstanding shares of the Corporation in accordance with the Code and within the maximum amounts authorized by the Articles of Incorporation.

     7.2     Share  Certificates.  The  interest  of  each  shareholder  in  the
             -------------------
Corporation shall be evidenced by a certificate or certificates representing shares of the capital stock of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with the Code. Share certificates shall be consecutively numbered and shall indicate the date of issuance thereof, and all such information shall be entered on the Corporation's books. Each share certificate shall contain such information as is required by the Code and such further information as may be required pursuant to the terms of the Corporation's capital stock. Each certificate shall be signed either manually or in facsimile by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that if the certificate is signed in facsimile, then it must be countersigned, either manually or by facsimile, by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In the event an officer signs a share certificate and thereafter ceases to be an officer of the Corporation before such certificate is issued, such certificate may nonetheless be issued by the Corporation with the same effect as if the person or persons who signed such certificate still held such office.

     7.3     Rights  of Corporation with Respect to Record Owners.  Prior to due
             ----------------------------------------------------
presentation for transfer of its shares, the Corporation may treat the record owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

     7.4     Transfers  of  Shares.  The Board of Directors shall cause suitable
             ---------------------
records to be kept for the registry and transfer of the shares of capital stock of the Corporation. Transfers of shares shall be made upon the stock transfer books of the Corporation (kept at the office of the transfer agent designated to transfer the shares) only upon direction of the person named in such certificate, or by an attorney lawfully constituted in writing. Prior to completing a requested transfer, pledge or release, the Corporation shall be entitled to obtain reasonable assurances that all endorsement, instructions and other documents are genuine and effective, that the payment of all transfer taxes has been made, and that all provisions of law and procedures required by the Corporation's transfer agent have been complied with. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the record owner shall have complied with the provisions of Section 7.5.

     7.5     Lost,  Stolen  or  Destroyed  Certificates.  Any  person claiming a
             ------------------------------------------
share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount (and with one or more sureties satisfactory to the Board of Directors) as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

     7.6     Fixing  of  Record Date.  The Board of Directors may fix an advance
             -----------------------
date as the record date in order to determine the shareholders entitled to a distribution, to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action.

     7.7     Record  Date if None Fixed.  If no record date is fixed as provided
             --------------------------
in Section 7.6, then the record date for: (a) determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to shareholders; (b) for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's shares) is the date the Board of Directors authorizes the distribution; and (c) for any other action the consummation of which requires a determination of shareholders is the date such action is to be taken.

     7.8     Fractional  Shares  or  Scrip.  The  Corporation  shall  not  issue
             -----------------------------
fractional shares or scrip and, in lieu thereof, shall pay in cash the fair value of fractional interests as determined by the Board of Directors.

     7.9     Restrictions  on  Transfer.  The  Board  of  Directors  may  impose
             --------------------------
restrictions on the transfer of rights, to be distributed as a dividend pursuant to a rights agreement to which the Corporation is a party, as and to the extent required by such rights agreement as amended from time to time.

                                  ARTICLE EIGHT
                     INDEMNIFICATION AND INTERESTED PARTIES
                     --------------------------------------

     8.1     Indemnification.
             ---------------

     (a) The Corporation shall indemnify its directors and officers (and each person who at its request served as an officer or director of any other entity) to the fullest extent permitted by Article 8, Part 5 of the Code (or any successor provision); provided, however, indemnification shall only be made upon compliance with the requirements of such statutory provisions and only in those circumstances in which indemnification is authorized under those provisions; provided further, however, that the shareholders may approve additional indemnification pursuant to Code Section 14-2-856 (or any successor provision).

     (b) The Corporation may purchase and maintain insurance on behalf of those persons for whom it is entitled to purchase and maintain insurance against any liability asserted against such persons and incurred by such persons in any of the capacities specified in, or arising out of such persons' status as described in Section 14-2-857 of the Code (or any successor provision), whether or not the Corporation would have the power to indemnify such persons against such liability under the laws of the State of Georgia.

     (c) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer of the Corporation in advance of a final disposition of the proceeding if the director or officer submits to the Secretary of the Corporation a written request that complies with the requirements of Section 14-2-853 of the Code (or any successor provision). The Secretary of the Corporation shall promptly upon receipt of such a request for advance of expenses advise the Board of Directors in writing that such director or officer has requested an advance of expenses.

     (d) The indemnification and advancement of expenses provided by or granted pursuant to this Section 8.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person. Such indemnification and advancement of expenses provided by or granted pursuant to this Section 8.1 shall be a contractual right of the Corporation's directors and officers.

     8.2     Interested  Directors  and  Officers.
             ------------------------------------

     (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a material financial interest, shall be enjoined, set aside or give rise to an award of damages or other sanctions, in an action by a shareholder or by or in the right of the Corporation, on the grounds of an interest in the transaction of the director or officer or any person with whom or which he has a personal, economic, or other association, if:

          (1) such transaction is approved by the directors in accordance with Section 14-2-862 of the Code (or any successor provision);

          (2) such transaction is approved by the shareholders in accordance with Section 14-2-863 of the Code (or any successor provision); or

          (3) the transaction, judged in the circumstances at the time of the commitment, is established to have been fair to the Corporation.

     (b) A majority (but not less than two) of all of the "qualified directors" (as such term is defined in Section 14-2-862 of the Code (or any successor provision)) on the Board of Directors shall constitute a quorum for purposes of an action that complies with Section 8.2(a)(1) of these Bylaws. An action of the Board of Directors that otherwise complies with the Code and these Bylaws is not affected by the presence or vote of a Director who is not a "qualified director."

                                  ARTICLE NINE
                                  MISCELLANEOUS
                                  -------------

     9.1     Inspection  of  Books  and Records.  Except to the extent otherwise
             ----------------------------------
provided by the Code, the Board of Directors shall have the power to determine which accounts, books and records of the Corporation shall be opened to the inspection of shareholders and shall have the power to fix reasonable rules and regulations not in conflict with the Code for the inspection thereof.

     9.2     Fiscal  Year.  The  Board  of  Directors  is  authorized to fix the
             ------------
fiscal year of the Corporation and to change the same from time to time as it deems appropriate. Unless otherwise so determined, the fiscal year of the Corporation shall begin on the Sunday following the Saturday closest to June 30 of each year and end on the Saturday closest to June 30 of the following year.

     9.3     Seal.  The  seal  of the Corporation shall consist of an impression
             ----
bearing the name of the Corporation around the perimeter and word "Seal" in the center thereof. In lieu thereof, the Corporation may use an impression or writing bearing the words "CORPORATE SEAL," which shall also be deemed to be the seal of the Corporation.

                                   ARTICLE TEN
               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS
               --------------------------------------------------

     10.1     Applicability  of  Statutes.  The Corporation elects to be covered
              ---------------------------
by all of the requirements set forth in Sections 14-2-1131 through 14-2-1133 of the Code with respect to business combinations with interested shareholders.

                                 ARTICLE ELEVEN
                                    AMENDMENT
                                    ---------

     11.1     Power  to  Amend  These Bylaws.  The Board of Directors shall have
              ------------------------------
power  to  alter,  amend  or  repeal  these  Bylaws  or to adopt any new bylaws;
provided, however, any new bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws may also be adopted, by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

     11.2     Requisite  Vote.  Action taken by the shareholders with respect to
              ---------------
Bylaws shall be taken by an affirmative vote of at least two-thirds (2/3) of each class of shares entitled to vote, and action by the Board of Directors with respect to Bylaws shall be taken by an affirmative vote of at least two-thirds (2/3) of all Directors then in office.

These Bylaws were duly adopted by the Incorporator of the Corporation as of December 10, 1999.


                                   /s/ Marge  Rupp
                                   ___________________________________
                                   Marge  Rupp,  Secretary